Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and under the captions "Independent Registered Public Accounting Firm" and "Portfolio Holdings Disclosure" in the Statements of Additional Information, each dated May 1, 2023, and each included in this Post-Effective Amendment No. 196 to the Registration Statement (Form N-1A, File No. 33-65572) of USAA Mutual Funds Trust (the "Registration Statement").

We also consent to the incorporation by reference of our reports dated February 28, 2023, with respect to the financial statements and financial highlights of Victory 500 Index Fund (formerly USAA 500 Index Fund), Victory Extended Market Index Fund (formerly USAA Extended Market Index Fund), Victory Global Managed Volatility Fund (formerly USAA Global Managed Volatility Fund), Victory Nasdaq-100 Index Fund (formerly USAA Nasdaq-100 Index Fund), Victory Retirement 2030 Fund (formerly USAA Target Retirement 2030 Fund), Victory Retirement 2040 Fund (formerly USAA Target Retirement 2040 Fund), Victory Retirement 2050 Fund (formerly USAA Target Retirement 2050 Fund), Victory Retirement 2060 Fund (formerly USAA Target Retirement 2060 Fund), Victory Retirement Income Fund (formerly USAA Target Retirement Income Fund), and Victory Ultra Short-Term Bond Fund (formerly USAA Ultra Short- Term Bond Fund) (each a series of Victory Portfolios III, formerly USAA Mutual Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

April 27, 2023